Exhibit 3.5.3

345-00[ILLEGIBLE]

Contact Information	KANSAS SECRETARY OF STATE Kansas Limited Liability Company Certificate of Amendment	CL
Kansas Secretary of State
Ron Thornburgh
Memorial Hall, 1st Floor	All information must be completed or this document will not be accepted for filing.
120 S.W. 10th Avenue
Topeka, KS 66612-1594
(785) 296-4564
kssos@kssos.org
www.kssos.org

1. Name of the limited liability company:
RAPID, LLC
Name must match the name on record with the secretary of state

I.D. 3450095

2. The limited liability company amends its articles of organization as follows:

ARTICLE I. – NAME OF THE COMPANY

The name of the limited liability company is changed from RAPID, LLC to RAYTHEON AIRCRAFT PARTS INVENTORY AND DISTRIBUTION COMPANY, LLC (the “Company”).

I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct.

Executed on the	18th	of	April	,	2003
	Day		Month		Year

RAYTHEON AIRCRAFT PARTS INVENTORY &
DISTRIBUTION COMPANY

/s/ Edward P. Dolanski
Authorized Person Edward P. Dolanski President

Instructions Submit this form in duplicate with the $20 filing fee.